UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2011

Empire State Building Associates L.L.C.

(Exact name of registrant as specified in its charter)

Commission File Number:  0-827

A New York Limited Liability Company	13-6084254
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

60 East 42nd Street, New York, New York 10165

(Address of principal executive offices, including zip code)

(212) 687-8700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 4.01.  Changes in Registrant's Certifying Accountant

(b) - On February 8, 2011, the Registrant engaged Ernst & Young LLP as the Registrant's principal independent accountants to audit its financial statements.  The authorization to change the independent accountant of the Registrant, which does not have a board of directors, was given by Registrant’s members.  The Registrant has not consulted with Ernst & Young LLP during its two most recent fiscal years nor during any subsequent interim period prior to its appointment as auditor commencing with the audit for the year ended December 31, 2010 regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's consolidated financial statements, or on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Empire State Building Associates L.L.C.

Date:  February 9, 2011

By: /s/ Mark Labell

      Mark Labell

      Senior Vice President – Finance

      Malkin Holdings LLC,  Supervisor*

*Registrant is a limited liability

company supervised by Malkin

Holdings LLC.  Accordingly, this

Form 8-K is being signed by a

senior executive of Registrant’s

supervisor.